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                                                                      Exhibit 14


              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-112972) pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account M, and to the use therein of our reports dated
(a) March 31, 2004, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2004, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account M.

                                                          /s/ ERNST & YOUNG LLP

Fort Wayne, Indiana
April 19, 2004